AMENDMENT NO. 2 TO SHAREHOLDERS AGREEMENT


          AMENDMENT NO. 2, dated as of January 8, 1999, to the Shareholders Agreement, dated as of September 12, 1996, by and among Rayovac Corporation, a Wisconsin corporation (the "Company"), and the shareholders of the Company referred to therein, as amended by an amendment agreement, dated as of August 1, 1997 (the "Shareholders Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Shareholders Agreement.

          WHEREAS, pursuant to Section 4.2 of the Shareholders Agreement, the Shareholders Agreement may be amended by a written instrument duly executed by a majority in interest of the Shareholders and, if the Lee Group Shareholders, the Management Shareholders or the Non-Management Shareholders are adversely affected by such amendment, by a majority in interest of each such adversely affected group; and

          WHEREAS, the signatories hereto represent a majority in interest of the Stockholders and a majority in interest of each of the Lee Group Shareholders and the Management Shareholders.

          NOW THEREFORE, in consideration of the foregoing, the Shareholders Agreement is hereby amended as follows:

          1.     Clause (iii) of Section 2.1 is amended to read as follows:

          "(iii) for any Lee Group Shareholder or Management Shareholder, made after a Public Offering, pursuant to a Rule 144 Transaction; provided that no Management Shareholder shall so Transfer Shares if it would result in the fraction W divided by X being greater than the fraction Y divided by Z, where "W" equals the aggregate number of Shares previously Transferred by such Management Shareholder (including its Permitted Transferees) pursuant to one or more Rule 144 Transactions or Public Offerings plus the aggregate number of Shares being so Transferred, "X" equals the maximum number of Shares beneficially owned by such Management Shareholder at any time since September 12, 1996 (including Shares owned by its Permitted Transferees and Shares subject to options, to the extent exercisable),

          "Y" equals the aggregate number of Shares previously Transferred (without duplication) by the Lee Group Shareholders other than pursuant to a Permitted Transfer, and "Z" equals the maximum number of Shares beneficially owned by the Lee Group Shareholders at any time since September 12, 1996, in each case such number of Shares being equitably adjusted to account for stock dividends, stock splits, reverse stock splits or other similar reclassifications;"

          2. Section 2.1 is amended to delete the following sentence therefrom:

          "For purposes of this Section 2.1, "Proportionate Equity Interest" shall mean the number of Shares set forth on the Schedule opposite the Management Shareholder's name plus the number of Shares underlying options granted to such Management Shareholder on the date hereof (to the extent exercisable) divided by the aggregate number of Shares set forth on the Schedule opposite the names of the Lee Group Shareholders, in each case as equitably adjusted to account for stock dividends, stock splits, reverse stock splits or other similar reclassifications."

          3. Section 3.2(b) is hereby amended to read as follows:

          "If, pursuant to Section 3.3, the total amount of securities that all Holders and all other holders of securities which have applicable registration rights request to be included in an offering made pursuant to this Section 3.2 exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which, in the good faith opinion of such underwriters, can be sold. The securities to be included in the registration shall be determined in accordance with Section 3.3."

          4. The second and third sentence of Section 3.3 are amended to read as follows:

          "Upon the written request of any Holder received by the Company within five (5) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered


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

          under the 1933 Act all of the Registrable Shares of each Holder that such Holder has requested be registered, provided that no Management Shareholder (or its Permitted Transferees) may sell pursuant to such registration an aggregate number of Shares if such sale would result in the fraction W divided by X being greater than the fraction Y divided by Z, where "W" equals the aggregate number of all Shares previously Transferred by such Management Shareholder (or its Permitted Transferees) pursuant to one or more Rule 144 Transactions and Public Offerings plus the aggregate number of Shares of the Management Shareholder (including its Permitted Transferees) being sold pursuant to such registration, "X" equals the maximum number of Shares beneficially owned by such Management Shareholder at any time since September 16, 1996 (including Shares held by its Permitted Transferees and Shares subject to options to the extent exercisable), "Y" equals the aggregate number of Shares previously Transferred by the Lee Group Shareholders other than pursuant to a Permitted Transfer plus the aggregate number of Shares of the Lee Group Shareholders being sold pursuant to such registration and "Z" equals the maximum number of Shares beneficially owned by the Lee Group Shareholders at any time since September 16, 1996, in each case such number of Shares being equitably adjusted to account for stock dividends, stock splits, reverse stock splits or other similar reclassifications. Subject to the foregoing, if the total amount of securities that are to be included by the Company (or other person (including any Shareholder) for whose account the registration is made) for its own account and at the request of Holders pursuant to this Section 3.3 and all other holders of securities which have applicable registration rights exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, selected from the securities requested to be included by all Holders and all such other holders, to the extent such Shares are permitted to be sold pursuant to the foregoing sentence, pro rata based on the number of securities (including for any Management Shareholder securities underlying outstanding options granted to such Management Shareholder to the extent exercisable) which each of them owns."

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

          This Amendment No. 2 may be signed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.





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

          IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Shareholders Agreement as of the date first written above.


                              RAYOVAC CORPORATION


                              By /s/ David A. Jones
                                 -----------------------------------------------
                                 David A. Jones
                                 Chief Executive Officer









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

Lee Group Shareholders:


                               THOMAS H. LEE EQUITY FUND III, L.P.

                               By: THL Equity Advisors III Limited
                                   Partnership, as General Partner
                                   By: THL Equity Trust III,
                                       as General Partner


                               By /s/ Scott A. Schoen
                                  ----------------------------------------------
                                  Name: Scott A. Schoen
                                  Title: Trustee


                               THOMAS H. LEE FOREIGN FUND III, L.P.

                               By: THL Equity Advisors III Limited
                                   Partnership, as General Partner
                                   By: THL Equity Trust III,
                                       as General Partner


                               By /s/ Scott A. Schoen
                                  ----------------------------------------------
                                  Name: Scott A. Schoen
                                  Title:  Trustee

                               THL-CCI LIMITED PARTNERSHIP

                               By: THL Investment Management Corp.,
                                   as General Partner


                               By /s/ T. H. Lee
                                  ----------------------------------------------
                                  Name: Thomas H. Lee
                                  Title: Sole Director



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


Management Shareholders:


/s/ David A. Jones                     /s/ Dale R. Tetzlaff
-------------------------------        ----------------------------------
David A. Jones                         Dale R. Tetzlaff


/s/ Roger F. Warren                    /s/ Trygve Lonnebotn
-------------------------------        ----------------------------------
Roger F. Warren                        Trygve Lonnebotn


/s/ Raymond L. Balfour                 /s/ James A. Broderick
-------------------------------        ----------------------------------
Raymond L. Balfour                     James A. Broderick


/s/ Kenneth V. Biller                  /s/ Kent J. Hussey
-------------------------------        ----------------------------------
Kenneth V. Biller                      Kent J. Hussey


/s/ Merrell M. Tomlin                  /s/ Stephen P. Shanesy
-------------------------------        ----------------------------------
Merrell M. Tomlin                      Stephen P. Shanesy
